AGENCY AGREEMENT


         This AGREEMENT is made as of the 15th day of December, 1994, between FIRST OF MICHIGAN CORPORATION, a Delaware corporation ("FoM"), having its principal office and place of business at 100 Renaissance Center, 26th Floor, Detroit, Michigan, and CRANBROOK FUNDS, a Massachusetts business trust (the "Fund"), having its office at 100 Renaissance Center, 25th Floor, Detroit, Michigan.

         The Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and intends to initially offer two series of its shares to be known as "Cranbrook Money Market Fund" and "Cranbrook Treasury Fund" (the "Series"). FoM is registered with the Commission as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         The parties hereto pursuant to the terms hereof enter into the following Agreement:


                                   ARTICLE I
                             Appointment As Agent

         The Fund hereby appoints FoM to serve as transfer agent and dividend disbursing agent for the Series and FoM agrees to provide such services as provided herein. As transfer agent, FoM agrees to furnish to each shareholder a statement which shows all activity in the shareholder's account, including purchases, redemptions, and reinvestment of dividends, since the last such statement, such statements to be mailed at such intervals as may be reguested by the Fund: and on behalf of the Fund, to forward any inguiries or correspondence from or with shareholders to such persons as the Fund may designate from time to time. Further, FoM regularly will furnish the Fund with current shareholder lists and information necessary to keep the shares in balance with the Fund's records. FoM shall provide such computer services as may be required to maintain a record of the status of each shareholder account, including dividends accrued to such account on a daily basis, and shall provide terminal facilities for processing of shareholder purchase and redemption requests as well as maintenance of customer data. The mailing of all financial statements, statements, notices and prospectuses to shareholders is to be performed by FoM, subject to reimbursement for out of pocket expenses, as provided in
Article II.

                                  ARTICLE II
                        Fees for Services of the Agent

         As compensation for all services rendered and to be rendered by FoM pursuant to this Agreement, the Fund shall pay to FoM a monthly fee equal to $0.7178 multiplied by the number of shareholder accounts on the date as of which each monthly mailing of shareholder statements is to be made (plus $0.7178 for each duplicate statement mailed); or if no such monthly mailing is to be made, as of the last day of each calendar month. The Fund will reimburse FoM for any direct out-of-pocket expenses for forms and mailing costs used in performing its functions, except that customary out-of-pocket expenses (including postage) incurred in connection with the periodic mailing of shareholder account statements on a basis no more frequently than once per month shall be borne by FoM and not reimbursed by the Fund.


                                  ARTICLE III
                          Measure of Conduct of Agent

         FoM shall use its best judgment and knowledge in rendering the services to be rendered by it hereunder, but shall incur no liability for services rendered, nor for instructions or recommendations given or acts or failure to act hereunder, except for willful misfeasance, bad faith and gross negligence in the performance of such services, or reckless disregard of its obligations.


                                  ARTICLE IV
                    Amendment and Termination of Agreement

         This Agreement shall commence on the date first above written and shall continue until terminated as hereafter provided, and may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement may be terminated at any time by ninety (90) days' written notice given by one party to the other.


                                   ARTICLE V
                        Specific Provisions Concerning
                         FoM Acting as Transfer Agent

         Section 1. Recording of Shares. FoM, as Transfer Agent, is authorized, empowered and directed to record units of beneficial interest of the Fund ("shares") in relation to which FoM has been appointed, namely: shares of original issue of each Series when authorized by resolution of the shareholders and/or Trustees of the Fund, in such names and for such number of shares as shall have been directed by the Fund.

         The recording of ownership of shares of the Fund may be integrated with FoM's accounting and record keeping systems in any manner deemed appropriate by FoM, provided that any such system shall be capable of accurate and timely recording of ownership of Fund shares; and provided further that notwithstanding such integration, each listing of ownership of Fund shares so recorded pursuant to any integrated system shall constitute a register of ownership of Fund shares.

         Upon receipt of a purchase order for the purchase of shares and sufficient information to enable FoM to establish a shareholder account, and after confirmation of receipt or crediting of Federal funds for the order from NBD Bank, N.A., as the Fund's Custodian (the "Custodian"), FoM shall issue and credit the account of the shareholder with shares in the manner described in the Fund's then current Prospectus describing such shares.
Upon receipt of a redemption order, FoM shall redeem the number of shares indicated thereon from the redeeming shareholders account and receive from the Custodian and disburse to the redeeming shareholder the redemption proceeds therefor, or arrange for direct payment of redemption proceeds to such shareholder by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, FoM, and the Custodian.

         Section 2.  Refusal or Delay of Transfers; Guaranties; Proof Of
Ownership: Particular Action or Instructions. FoM as Transfer Agent may refuse or delay to record an issuance or redemption of shares unless and until it shall have been satisfied in its sole discretion that the requested issuance or redemption is authorized, in which case it may require such evidence and/or guaranty as shall be satisfactory to it until it shall have been satisfied in its discretion as to the power, authority and capacity of any person whose act may be relied upon to effect the issuance or redemption requested.

         FoM shall incur no liability for the refusal in good faith to record an issuance or redemption which it, in its judgment, deems improper or unauthorized.

         FoM as Transfer Agent is authorized to take or suffer any action in accordance with instructions in writing signed by an officer of the Fund in recording shares, notwithstanding any irregularity or lack of power, authority or capacity of some party to the transaction, and without any further inquiry concerning or examination into any facts, acts or instruments. FoM as Transfer Agent, upon receipt of instructions in writing from an officer of the Fund, will address and mail to the shareholders such notices, proxy material, financial statements, and other printed matter as the Fund may desire to send.

         FoM as Transfer Agent shall make available to the Fund, and to such persons responsible for administration of Fund affairs as the Fund may designate, computerized access to the current list of the registered holders of shares as shown by the Transfer Agent's records.

         In case of any demand upon FoM for inspection of the records of ownership of shares of the Fund, FoM shall endeavor to notify the Fund and to secure instructions from an officer of the Fund to permit or to refuse to permit such inspection. In the absence of instructions to the contrary, FoM will be authorized to exhibit such records to any duly accredited representative of any Federal or State governmental authority upon request of such representative, or pursuant to order of a court. FoM reserves the right, however, to exhibit such records to any person in case it is advised by its legal counsel that it may be held liable for the failure to exhibit such records to such person.


                                  ARTICLE VI
                      Specific Provisions Concerning FoM
                      Acting as Dividend Disbursing Agent

         FoM will act as Dividend Disbursing Agent for the Fund. As Dividend Disbursing Agent it will, as agent for each shareholder, reinvest all dividends and distributions for the shareholder in additional full and fractional shares of the applicable series, or, if a proper election has been filed by the shareholder, shall distribute such distributions and dividends, on the date upon which the dividend or distribution is to be paid, and of the record date as of which the list is to be taken of persons entitled to receive such dividend or distribution. The Fund shall cause to be deposited with FoM prior to 12:00 Noon of the day on which the dividend or distribution is to be paid the amount of money necessary for the payment of such dividend or distribution, without which deposit FoM will not be under any obligation to distribute such dividend or distribution.

         Dividend checks shall be of a form and size compatible for use on the mechanical equipment of FoM. A sufficient supply of such checks must be in the possession of FoM on the record date. Any portion of monies deposited with FoM for the payment of a dividend or distribution, which shall remain unclaimed by the person or persons entitled thereto at the end of three years from the payment date of such dividend or distribution, shall be returned to the Fund, to be held by the Fund for the same purpose as if held by FoM, and thereafter any person entitled to payment out of said fund shall look only to the Fund for payment thereof, although such person say have in his possession the dividend check drawn by FoM as Transfer Agent and Dividend Disbursing Agent for the amount payable. If a shareholder shall report to FoM that any such check so mailed has been lost, stolen or destroyed and that he has not received the proceeds thereof and if the check has not been paid, then, upon execution of an indemnity agreement in form satisfactory to FoM and the Fund, FoM may stop payment upon such check and may issue and deliver to such shareholder a new check for like amount. Such indemnity agreement may be in the form of an endorsement upon the new check. FoM may defer the issue of the new check for a period of 30 days or more. FoM shall prepare and file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders or their authorized representatives such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service or other appropriate taxing authorities. On behalf of the Fund, FoM shall pay on a timely basis to the appropriate Federal authorities any taxes required by applicable Federal tax laws to be withheld by the Fund on dividends and distributions paid by the Fund.


                                  ARTICLE VII
                                    General

         FoM shall be protected in acting upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

         FoM represents that it has and is currently registered as a transfer agent with the Commission and has complied with the regulations of the appropriate federal agency for registered transfer agents. FoM agrees that it will continue to be registered as a transfer agent with the appropriate federal agency for the duration of this Agreement. Should FoM fail to be registered with the appropriate federal agency as a transfer agent at any time during this Agreement, the Fund may, on written notice to FoM, immediately terminate this Agreement.

         The Fund assumes full responsibility and will indemnify FoM and save it harmless from and against any and all actions or suits, whether groundless or otherwise, and from and against any and all losses, damages, costs, chargos, counsel fees, payments, expenses and liabilities arising out of the agency relationship, where FoM has acted in good faith and with due diLigence and without negligence. FoM shall not be under any obligation to prosecute any action or suit in respect of the agency relationship which, in its sole judgment, may involve it in expense or liability. In any action or suit the Fund shall, as often as requested, furnish FoM with satisfactory indemnity against any expense or liability growing out of such action or suit by or against FoM in its agency capacity.

         Unless othervise expressly limited by the resolution of appointment or by subsequent Fund action, the appointment of FoM as Transfer Agent and Dividend Disbursing Agent will be construed to cover the full amount of each Series of authorized shares of the Fund as the same shall from time to time be constituted.

         FoM shall not register or record any shares of the Fund in excess of the number of shares of the same class or series which the Fund has theretofore authorized FoM so to register and record.

         FoM shall maintain records for each Series showing for each shareholder's account such historical information and shareholder data as may be requested by the Fund.

         FoM shall furnish the Fund state by state registration reports, such periodic and special reports as the Fund may reasonably request, and such other information, including shareholder lists and statistical information concerning accounts, as may be agreed upon from time to time between the Fund and FoM.

         Any such records required to be maintained by Rule 31a-1 under the 1940 Act shall be preserved for the periods prescribed in Rule 31a-2. Records may be inspected by the Fund at reasonable times. Records and documents shall be retained six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund or destroyed i,n accordance with the Funds authorization.

         In the event of equipment failures beyond FoM's control, FoM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. FoM shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         At any time FoM may apply to any officer of the Fund for instructions, and may consult with legal counsel for the Fund or its own legal counsel, at the expense of the Fund, in respect of any matter arising in connection with the agency, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such instructions or with the opinion of counsel. However, nothing in this paragraph shall be construed as imposing upon FoM any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to FoM's properly taking or omitting to take such action. The Fund will hold FoM harmless against the claim or demand of any person as a result of action taken or not taken upon instructions from the Fund.

         The Declaration of Trust establishing the Fund, dated November 30, 1994, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Cranbrook Funds" refers to the Trustees under the Declaration, collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Cranbrook Funds shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Cranbrook Funds, but the Fund Estate only shall be liable.

         This Agreement shall be governed by the laws of the State of Michigan, without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on behalf of each of them by their duly authorized officers the date and year first above written.

                                          FIRST OF MICHIGAN CORPORATION

                                          By: /S/ CHARLES M. GRIMLEY
                                          Its: VICE PRESIDENT


                                          CRANBROOK FUNDS

                                          By: /S/ CONRAD W. KOSKI
                                          Its: PRESIDENT